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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into TPC Corporation's previously filed Registration Statement on Form S-8 File No. 33-98924. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


                                             /s/ ARTHUR ANDERSEN LLP

                                             ARTHUR ANDERSEN LLP

Houston, Texas
March 10, 1997